Registration No. 333-[ ]

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                     FORM S-3
                             REGISTRATION STATEMENT
                                       UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 US AIRWAYS, INC.

          Delaware                     4512                    53 - 0218143
(State or other jurisdiction    (Primary Standard            (I.R.S. Employer
     of incorporation or         Industrial Code              Identification
        organization)                 Number)                     Number)


                                2345 Crystal Drive
                             Arlington, Virginia 22227
                                  (703) 872-7000
 (Address, including zip code, and telephone number, including area code, of
                     Registrant's principal executive offices)

                             ----------------------

                                  Terry L. Hall
             Senior Vice President-Finance and Chief Financial Officer
                                 US Airways, Inc.
                                2345 Crystal Drive
                             Arlington, Virginia 22227
                                  (703) 872-7000
                   (Name, address, including zip code, and
                    telephone number, including area code,
                              of agent for service)

                             ----------------------

      Approximate date of commencement of proposed sale to the public:
   From time to time after this Registration Statement becomes effective.

                             ----------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                    CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
Title of Each Class         Proposed Maximum                           Proposed          Amount of
  of Securities to            Amount to be       Offering Price    Maximum Aggregate    Registration
   be Registered              Registered (1)      Per Unit (1)     Offering Price (2)     Fee (3)
===================================================================================================

Pass Through Certificates   $                    $                 $1,000,000,000       $295,000
                             --------------       -------------

===================================================================================================

(1)  Omitted pursuant to Rule 457(o).
(2)  Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)  Pursuant to Rule 457(o),  the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed.


                                             ----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS WILL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR WILL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                                PROSPECTUS
            SUBJECT TO COMPLETION - DATED SEPTEMBER 28, 1998

                              $1,000,000,000

                             US AIRWAYS, INC.

                        -------------------------
                        PASS THROUGH CERTIFICATES
                        -------------------------


     Up to $1,000,000,000 aggregate public offering price of Pass Through Certificates (the "Certificates") (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate US Airways Pass Through Trust for each series of Certificates being offered (each, a "Trust") will be formed pursuant to one or more Pass Through Trust Agreements (each, a "Basic Agreement") and one or more supplements thereto (each, a "Trust Supplement") relating to such Trust to be entered into between US Airways, Inc.
("US Airways" or the "Company") and the trustee named therein (the "Trustee"), as trustee under each Trust. Unless otherwise specified, the Trustee will be State Street Bank and Trust Company. Each Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interests in respect of any other Trust. The property of the Trusts will consist of (a) equipment notes issued on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and, collectively, the "Leased Aircraft"), which have been or will be leased to US Airways pursuant to a separate lease agreement (each such lease agreement, a "Lease") for each Leased Aircraft,
(b) equipment notes issued with recourse to US Airways (the "Owned Aircraft Notes" and, together with any Leased Aircraft Notes, the "Equipment Notes") or (c) a combination of Leased Aircraft Notes and Owned Aircraft Notes to finance or refinance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and, collectively, the "Owned Aircraft", together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by US Airways. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates.

     The specific terms of the particular Certificates in respect of which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, the specific designation, form, aggregate principal amount, interest rate, final distribution date, ranking in respect of priority of payment, initial public offering price and distribution dates relating to such Certificates, the currency in which such Certificates will be payable, the Trust or Trusts relating to such Certificates, the Equipment Notes to be purchased by such Trust or Trusts, the Aircraft relating to such Equipment Notes, the leveraged lease transactions or financing arrangements, as the case may be, relating to such Equipment Notes and other special terms relating to such Certificates and the net proceeds from the offering of such Certificates. The Certificates will be issued in registered form only and may, if so specified in the applicable Prospectus Supplement, be issued in accordance with a book-entry system.

     With respect to one or more Aircraft, Equipment Notes may be issued, each of which may have a different interest rate, final maturity date and ranking in respect of priority of payment. For each series of Certificates, the Trustee will purchase one or more Equipment Notes issued with respect to one or more Aircraft such that all of the Equipment Notes held in the related Trust will have identical ranking and identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust), and such that the latest maturity date for such Equipment Notes will occur on or before the final distribution date for such Certificates. Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates. The Owned Aircraft Notes issued with respect to any Owned Aircraft will be secured by a security interest in such Aircraft and will be direct obligations of US Airways. The Leased Aircraft Notes issued with respect to each Leased Aircraft, except during the Pre-Funding Period (as defined herein), if any, will be secured by a security interest in the Leased Aircraft and by a security interest in the Lease relating thereto, including the right to receive rentals payable by US Airways in respect of such Leased Aircraft. Although neither the Certificates nor the Leased Aircraft Notes will be direct obligations of, or guaranteed by, US Airways, the amounts unconditionally payable by US Airways for lease of Leased Aircraft will be sufficient to pay in full when due all payments required to be made on the corresponding Leased Aircraft Notes, except as described under "Description of Equipment Notes-General" relating to any Pre-Funding Period with respect to such Leased Aircraft.

     If specified in the applicable Prospectus Supplement, during any Pre-Funding Period, the related Leased Aircraft Notes will be secured either by a collateral account

                                      2

funded by the net proceeds of the sale of such Leased Aircraft Notes to the Trustee and, if specified in the applicable Prospectus Supplement, by other security (which may include a letter of credit) or by a depositary arrangement. Funds in such collateral account, together with any such other security or amounts payable under a depositary arrangement will be available to pay any principal due and interest accrued on such Leased Aircraft Notes during such Pre-Funding Period, as well as to fund any mandatory prepayment of such Leased Aircraft Notes during such Pre-Funding Period.

     The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                      ------------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                 EXCHANGE COMMISSION OR ANY STATE SECURITIES
                   COMMISSION PASSED UPON THE ACCURACY
                   OR ADEQUACY OF THIS PROSPECTUS.  ANY
                     REPRESENTATION TO THE CONTRARY
                        IS A CRIMINAL OFFENSE.

                      ------------------------------

              The date of this Prospectus is ___________, 1998.

                      ------------------------------







                                      3

                              TABLE OF CONTENTS


                                                                       Page
                                                                       ----
Available Information                                                    5
Incorporation of Certain Documents by Reference                          5
The Company                                                              6
Use of Proceeds                                                          7
Ratio of Earnings to Fixed Charges                                       8
General Outline of Trust Structure                                       8
Description of the Certificates                                          9
Description of the Equipment Notes                                      26
Certain United States Federal Income Tax Consequences                   36
ERISA Considerations                                                    40
Plan of Distribution                                                    40
Legal Opinions                                                          42
Experts                                                                 43
Other Information                                                       43








                                      4

                             AVAILABLE INFORMATION

     US Airways has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments, exhibits and schedules, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

     US Airways is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's Internet web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy statements and other information concerning US Airways may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-8442) are hereby incorporated by reference in this Prospectus: (i) US Airways' Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 19, 1998, (ii) US Airways' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, filed on May 11, 1998, and June 30, 1998, filed on August 6, 1998, and (iii) US Airways' Current Reports on Form 8-K filed on January 22, February 4, April 22, June 4, July 2, July 22, and September 4, 1998.

     All documents filed by US Airways pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination

                                      5

of the offering of the Certificates offered hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or contained in the Prospectus Supplement with respect to the Certificates modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     US Airways will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to US Airways, Inc., 2345 Crystal Drive, Arlington, Virginia 22227, Attn: Secretary, telephone (703) 872-7000.

                                 THE COMPANY

     US Airways, the principal wholly-owned subsidiary of US Airways Group, Inc., operates the fifth largest domestic air carrier (as ranked by revenue passenger miles (RPMs) flown) and is engaged primarily in the business of transporting passengers, property and mail. As of July 31, 1998, US Airways operated 369 jet aircraft and provided regularly scheduled service through 104 airports in 38 states in the continental United States, Canada, Mexico, Netherlands, France, Germany, Italy, Spain and the Caribbean.

     Enplaning almost 59 million passengers in 1997, US Airways has principal hubs at the major airports in Charlotte, Philadelphia and Pittsburgh. US Airways also has substantial operations at Baltimore/Washington International Airport (BWI), Boston's Logan International Airport, New York's LaGuardia Airport (LaGuardia) and Washington D.C.'s Ronald Reagan Washington National Airport (National). US Airways is the leading airline from the Northeast United States to Florida and currently has approximately 84% of its departures and approximately 56% of its capacity (available seat miles or ASMs) deployed in the eastern United States.

     US Airways is a Delaware corporation and its executive offices are located at 2345 Crystal Drive, Arlington, Virginia 22227 and its telephone number is (703) 872-7000.

                                      6

                               USE OF PROCEEDS

     Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the Certificates will be issued in order to facilitate either (a) the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by US Airways, as lessee, with respect to the Leased Aircraft as described in the applicable Prospectus Supplement, (b) the financing or refinancing of the aggregate principal amount of debt to be issued, or the purchase of the aggregate principal amount of the debt previously issued, by US Airways in respect of the Owned Aircraft as described in the applicable Prospectus Supplement or (c) a combination of the foregoing. Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance (as specified in the applicable Prospectus Supplement) the related Leased Aircraft, (b) Owned Aircraft Notes issued by US Airways to finance or refinance (as specified in the applicable Prospectus Supplement) the related Owned Aircraft or (c) a combination of Leased Aircraft Notes and Owned Aircraft Notes. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of Certificates--Delayed Purchase of Equipment Notes."

     Except as set forth in a Prospectus Supplement for a specific offering of Certificates, if, for any Leased Aircraft, under the circumstances discussed below in "Description of Equipment Notes -- Delayed Lease Commencement" the proceeds from the sale of the related Leased Aircraft Notes to the applicable Trusts are not applied by the Owner Trustee to pay the purchase price for such Leased Aircraft on the date of the purchase of such Leased Aircraft Notes by such Trusts, such proceeds, after deducting certain expenses of the Certificate offering, will be deposited by the Owner Trustee into a collateral account or into a deposit account pursuant to a depositary arrangement. Such collateral account, together with the other security, if any, pledged under the related Indenture (see "Description of the Equipment Notes -- Security"), or such depositary arrangement, will secure such Leased Aircraft Notes during the related Pre-Funding Period and will be available to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Notes during the Pre-Funding Period. If the Lease related to such Leased Aircraft does not commence by the relevant date specified in the applicable Prospectus Supplement or an event of loss occurs with respect to such Leased Aircraft during the Pre-Funding Period, funds in such collateral account, together with such other security or amounts payable under a depositary arrangement will be available to prepay such Leased Aircraft Notes as described in such Prospectus Supplement or will be applied to finance the aggregate principal amount of the debt to be issued by US Airways in connection with the acquisition of such Aircraft by US Airways so that such

                                      7

Aircraft becomes an Owned Aircraft. See "Description of the Equipment Notes -- Delayed Lease Commencement" and "--Mandatory Prepayment During the Pre-Funding Period."

     The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Each Leased Aircraft will have been or will be leased by the related Owner Trustee to US Airways pursuant to a separate Lease. The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and US Airways.

                     RATIO OF EARNINGS TO FIXED CHARGES

     For the years ended December 31, 1993 and 1994, earnings were not sufficient to cover fixed charges. Additional earnings of $385 million and $721 million, respectively, would have been required to achieve ratios of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the years ended December 31, 1995, 1996 and 1997 was 1.1, 1.3 and 2.2, respectively. The ratio of earnings to fixed charges for the six months ended June 30, 1998 was 2.7. For purposes of calculating this ratio, earnings consist of pre-tax income, fixed charges, capitalized interest and
amortization of previously capitalized interest.   Fixed charges consist of
interest expense, amortization of debt issue expense and the portion of rental expense representative of interest expense.

                     GENERAL OUTLINE OF TRUST STRUCTURE

     In respect of each offering of Certificates, one or more Trusts will be formed, and the related Certificates issued, pursuant to separate Trust Supplements to be entered into between the Trustee and US Airways in accordance with the terms of the Basic Agreement. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more Equipment Notes relating to one or more of the Aircraft described in the applicable
Prospectus Supplement.   Pursuant to the applicable Note Purchase Agreement
or Note Purchase Agreements, the

                                      8

Trustee, on behalf of each Trust, will purchase one or more Equipment Notes such that all of the Equipment Notes that constitute the property of such Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust) and identical priority of payment relative to each of the other Equipment Notes issued under the Related Indentures (as defined below). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the registered holders of Certificates of the Trust (the "Certificateholders") in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of the Certificates" and "Description of the Equipment Notes."

                        DESCRIPTION OF THE CERTIFICATES

     In connection with each offering of Certificates, one or more separate Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into between US Airways and the Trustee. The statements made under this caption are summaries and reference is made to the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.
The summaries relate to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement, Indenture, Lease, Trust Agreement, participation agreement, intercreditor agreement and liquidity facility arrangement, as applicable, will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by US Airways with the Commission.

     The Certificates offered pursuant to this Prospectus will be limited to $1,000,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

                                      9

     To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

General

     Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions will be made only from the related
Trust Property (as defined below).   The property of each Trust (the "Trust
Property") will include (i) the Equipment Notes held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates, (ii) funds from time to time deposited with the Trustee in accounts relating to such Trust and (iii) if so specified in the Prospectus Supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof except that one Certificate of each series may be issued in a different denomination. The Certificates do not represent an interest in or obligation of US Airways, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

     The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a Prospectus Supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "Class") may be held in the same Trust.

     Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates.

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such

                                      10

Certificates; (3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system; (5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by US Airways or, with respect to Leased Aircraft Notes, the Owner Trustee,
(b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft; (6) a description of the related Aircraft; (7) a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes; (8) if such Certificates relate to Leased Aircraft, a description of the related Leases, Trust Agreements and participation agreements, including
(a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of US Airways to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes;
(10) cross-default or cross-collateralization provisions in the Related Indentures, if any; (11) subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and (12) any arrangements for the investment or other use of proceeds of the Certificates prior to the purchase of the Equipment Notes; and (13) any other special terms pertaining to such Certificates.

     If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

Book-Entry Registration

General

     If specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below and under the caption "-- Definitive Certifi-

                                      11

cates." Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC has advised US Airways that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in the accounts of DTC Participants, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC Participants and by the New York State Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. US Airways expects DTC to forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. US Airways also expects that DTC Participants will thereafter forward payments to Indirect Partici-

                                      12

pants or Certificate Owners, as the case may be, in accordance with standing instructions and customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to Certificate Holders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Rules applicable to DTC and DTC Participants are on file with the Commission.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised US Airways that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised US Airways that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

     Neither US Airways nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing

                                      13

any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules and procedures governing their obligations.

     The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

     The information contained in this Prospectus concerning DTC and its book entry system has been obtained from sources US Airways believes to be reliable, but US Airways takes no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

     As long as the Certificates are registered in the name of DTC or its nominee, all payments made by US Airways to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Certificates registered in the name of DTC or its nominee, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

Definitive Certificates

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) US Airways advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and US Airways is unable to locate a qualified successor, (ii) US Airways, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, US Airways and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. Upon the occurrence of any event described in the immediately preceding sentence, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and

                                      14

receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

Payments and Distributions

     US Airways will make scheduled payments of principal of, and interest on, the unpaid amount of the Owned Aircraft Notes to the Loan Trustee under the related Indenture, and the Loan Trustee will distribute such principal and interest payments to the Trustee for each Trust that holds such Owned Aircraft Notes. Upon commencement of the Lease for any Leased Aircraft, US Airways will make scheduled rental payments for each Leased Aircraft under the related Lease. After any Pre-Funding Period for a Leased Aircraft, these scheduled rental payments will be assigned under the applicable Indenture by the related Owner Trustee to the Loan Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Leased Aircraft Notes issued by such Owner Trustee.

     Until US Airways has entered into a Lease in connection with a Leased Aircraft, US Airways will not be obligated to make any scheduled rental payments and, during any Pre-Funding Period for such Leased Aircraft, the related Leased Aircraft Notes will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. In general, during the Pre-Funding Period, if any, for such Leased Aircraft, however, the related collateral account, together with any other security pledged under the related Indenture or otherwise provided to the Loan Trustee or amounts payable under a depositary arrangement will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Notes during such Pre-Funding Period, and to pay the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the

                                      15

extent exceeding the amount of rent payable by US Airways on such payment date. See "Description of the Equipment Notes -- Delayed Lease
Commencement."

     Following any Pre-Funding Period, after the Loan Trustee has made such principal and interest payments to the Trustee for each of the Trusts on the Leased Aircraft Notes held in such Trust, the Loan Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant. The Trustee for each such Trust will distribute to the Certificateholders of such Trust payments received on the Equipment Notes held in such Trust as described below. Unless otherwise specified in a Prospectus Supplement, during any Pre-Funding Period for a Leased Aircraft, the Loan Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.

     Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments", and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes-- General." Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

     Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, received by the Trustee following default in respect of Equipment Notes held in a Trust relating to one or more Aircraft ("Special Payments") will be distributed on the date determined as described in the applicable Prospectus Supplement (a "Special Distribution Date") except that, if specified in the applicable Prospectus Supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility, as described in the applicable Prospectus Supplement (each, a "Liquidity Facility"), provided for the benefit of the specified Certificateholders will be distributed on such Regular Distribution Date to such

                                      16

Certificateholders. The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any such anticipated Special Distribution Date.

Pool Factors

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

                                      17

Reports to Certificateholders

     On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

     (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

     (ii)  the amount of such distribution allocable to interest; and

     (iii)  the Pool Balance and the Pool Factor for such Trust.

     As long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder will reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

                                      18

Voting of Equipment Notes

     Subject to the effect of any cross-subordination provisions set forth in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion, (ii) the circumstances in which the Trustee will seek instructions from the Certificateholders of such Trust and (iii) the percentage of Certificateholders required to direct the Trustee to take any such action.
If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

Events of Default and Certain Rights upon an Event of Default

     The Prospectus Supplement will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an
"Indenture Default").   The Indenture Defaults in the case of Leased Aircraft
Indentures will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility, the Indenture Defaults or Events of Default may include events of default under such Liquidity Facility. Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled. As described below under "--Cross-Subordination Issues", a Prospectus Supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be de-

                                      19

scribed in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by US Airways to have made a corresponding payment will not cure an Indenture Default related to such failure by US Airways.

     The Prospectus Supplement related to a series of Certificates will describe the circumstances under which the Trustee of the related Trust may vote some or all of the Equipment Notes held in such Trust. Such Prospectus Supplement also will set forth the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to such Equipment Notes. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the applicable Indenture or to direct the exercise of remedies by the Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under such Indenture or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the Class of Equipment Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes issued under the same Indenture. In addition, as long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The Prospectus Supplement for a series of Certificates will specify whether and under what circumstances the Trustee may or will sell for cash to any person all or part of the Equipment Notes held in the related Trust. Any proceeds received by the Trustee upon any such sale will be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be

                                      20

very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, as long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, any Owner Trustee, Owner Participant or the Trustee. Furthermore, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the applicable Indenture, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any Equipment Notes in default held in a Trust, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the
distribution of such funds on a Special Distribution Date.   "Permitted
Investments" will be specified in the related Prospectus Supplement.

     The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Indenture Default with respect to Equipment Notes held in a Trust as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

                                      21

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

     The Prospectus Supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and its consequences. The Prospectus Supplement for a series of Certificates also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default under any Related Indenture and thereby annul any direction given with respect thereto.

Merger, Consolidation and Transfer of Assets

     US Airways will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving, successor or transferee corporation (a) is validly existing under the laws of the United States or any state thereof, (b) is a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and (c) expressly assumes all of the obligations of US Airways contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements, any Owned Aircraft Indentures and, with respect to the Leased Aircraft, the applicable participation agreements and Leases, and any other operative documents; and
(ii) US Airways has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

Modifications of the Basic Agreement

     The Basic Agreement contains provisions permitting US Airways and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust, including among other things (i) to provide for the formation of such Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to US Airways and the assumption by such corporation of US Airways' obligations under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of US Airways for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon US Airways, (iv) to cure any ambiguity or correct or supplement any

                                      22

defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action will not materially adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake or (without limitation of the foregoing), to give effect or provide for replacement liquidity facilities, if applicable to such Certificates, (v) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates may be listed or of any regulatory body, (vi) to modify, eliminate or add to the provisions of the Basic Agreement to the extent as will be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vii) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the Trusts thereunder by more than one Trustee, (viii) to provide certain information to the Trustee as required in the Basic Agreement and (ix) to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications will only apply to Certificates issued thereafter; provided, in the case of clauses (i) through
(ix) above, that no such supplemental trust agreement will adversely affect the status of any Trust as a grantor trust for United States federal income tax purposes.

     The Basic Agreement also contains provisions permitting US Airways and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, (d)

                                      23

modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment, (e) alter the priority of distributions specified in any applicable intercreditor agreement in a manner materially adverse to the interests of the Certificateholders of such Trust or (f) adversely affect the status of any Trust as a grantor trust for United States federal income tax purposes.

Modification of Indenture and Related Agreements

     The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes) or any Liquidity Facility.

Cross-Subordination Issues

     The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a Prospectus Supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate class of Certificates issued under a Prospectus Supplement may, under circumstances described in such Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under any Related Indentures. The Prospectus Supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indenture or (iii) direct the exercise of remedial actions under any Related Indenture.

Termination of the Trusts

     The obligations of US Airways and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

                                      24

Delayed Purchase of Equipment Notes

     In the event that, on the issuance date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement pending the purchase of the Equipment Notes not so purchased. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates.

Liquidity Facility

     The related Prospectus Supplement may provide that one or more payments of interest on the Certificates of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. The provider of such Liquidity Facility may have a claim senior to the Certificateholders' as specified in the related Prospectus Supplement.

The Trustee

     Unless otherwise provided in the Prospectus Supplement for any series of Certificates, the Trustee for each series of Certificates will be State Street Bank and Trust Company. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. The Trustee will not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they will have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with US Airways and, with respect to the Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event US Airways will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable

                                      25

of acting as Trustee or becomes insolvent, US Airways may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor
trustee.   Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     The Basic Agreement provides that US Airways will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                    DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

     To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

General

     For each Owned Aircraft, the related Owned Aircraft Notes will be issued as direct obligations by US Airways and will be authenticated under the applicable Indenture by the Loan Trustee. All of the Owned Aircraft Notes issued under the same Indenture will relate to a specific Owned Aircraft and will not be secured by any other Aircraft. The Owned Aircraft relating to each Indenture will be specified in the applicable Prospectus Supplement. US Airways will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, premium, if any, and interest on the related Owned Aircraft Notes.

     For each Leased Aircraft, the related Leased Aircraft Notes will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under the applicable Indenture by the Loan Trustee. All of the Leased Aircraft Notes issued under the same Indenture will relate to and, after any related Pre-Funding Period, as discussed below under "Delayed Lease Commencement," will be secured by a specific Leased

                                      26

Aircraft and will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to US Airways pursuant to a separate Lease between such Owner Trustee and US Airways. See "Delayed Lease Commencement" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Leased Aircraft Certificates.

     The Leased Aircraft subject to each Lease and the Leased Aircraft Notes issued under the related Indenture will be specified in the applicable Prospectus Supplement. Upon the commencement of the Lease for any Leased Aircraft, US Airways will be obligated to make rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Notes when and as due and payable except that, with respect to a Delayed Lease Aircraft, on the first scheduled payment date after the related Pre-Funding Period, any difference between the rental payment due on such date by US Airways and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Notes will be payable from the related collateral account and any other security pledged under the related Indenture or otherwise available to the Loan Trustee or from amounts payable under a depositary arrangement. See "Delayed Lease Commencement" below. The Leased Aircraft Notes will not, however, be obligations of, or guaranteed by, US Airways. The obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of US Airways.

     Until US Airways has entered into a Lease in connection with a Leased Aircraft, US Airways will not be obligated to make any scheduled rental payments and, during any Pre-Funding Period for such Leased Aircraft, the related Leased Aircraft Notes will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. During any Pre-Funding Period for such Leased Aircraft, however, the related collateral account, together with any other security pledged under the related Indenture or otherwise available to the Loan Trustee or amounts payable under a depositary arrangement will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Notes during such Pre-Funding Period, including the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by US Airways pursuant to the related Lease. See "Delayed Lease Commencement" below.


Principal and Interest Payments

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal payments received by the Trustee on the Equipment Notes held in

                                      27

each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

     If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a business day, such payment will be made on the next succeeding business day without any additional interest unless otherwise provided in the applicable Prospectus Supplement.

Redemption

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

Security

     Except during any relevant Pre-Funding Period, the Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder, and (ii) a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of US Airways under such Lease or Leases. Under the terms of each Lease, US Airways' obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, US Airways will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by US Airways for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by US Airways pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

                                      28

     The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of US Airways' right, title and interest in and
to such Owned Aircraft.   Under the terms of each Owned Aircraft Indenture,
US Airways will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

     The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

     US Airways will be required, except under certain circumstances, to keep each Aircraft registered under the Transportation Code, and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the Transportation Code. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. US Airways will have the right, subject to certain conditions, at its own expense to
register each Aircraft in countries other than the United States.   Each
Aircraft may also be operated by US Airways or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related to any other Aircraft. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of US Airways (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under

                                      29

the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture), in certain investments described in the applicable Indenture. The net amount of any loss resulting from any such investments will be paid by US Airways.

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, unless certain events occur after the commencement of the Chapter 11 case, the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) or (d) any power of the bankruptcy court to enjoin a repossession. Specifically, Section 1110 provides in relevant part that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

     In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, it is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to US Airways provide its opinion to such Trustee that (i) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the applicable Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft or (ii) if such Aircraft is an Owned

                                      30

Aircraft, the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case as long as US Airways continues to be a "citizen of the United States" as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Such opinion will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the applicable Indenture) in the future.

Delayed Lease Commencement

     If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft and that a Trust may purchase Leased Aircraft Notes prior to the commencement of the related Lease, then until commencement of a Lease with respect to such Leased Aircraft and the Loan Trustee's release of funds from the related collateral account or until payment by the provider of the depositary arrangement of the debt portion of the purchase price for such Leased Aircraft, such Leased Aircraft is referred to as a "Delayed Lease Aircraft" and the period prior to commencement of such Lease and the Loan Trustee's release of such funds is referred to as the "Pre-Funding Period."

     Unless otherwise specified in a Prospectus Supplement, in the case of Leased Aircraft Notes relating to a Delayed Lease Aircraft, the proceeds from sale of such Leased Aircraft Notes to the applicable Trusts, after deducting certain expenses of the offering of the related Certificates, will be deposited by the Owner Trustee on the date of such sale, in a collateral account established pursuant to the applicable Indenture or pursuant to a collateral agreement. Such collateral account will secure payment of the related Leased Aircraft Notes pending delivery of the related Aircraft. In addition, if the Prospectus Supplement so provides, US Airways will be required to provide to the Loan Trustee additional collateral (in addition to such collateral account) for such Leased Aircraft Notes during the related Pre-Funding Period. Alternatively, US Airways may establish a depositary arrangement pursuant to which the proceeds from the sale of such Leased Aircraft will be deposited in a deposit account with a third party (having a short-term senior unsecured credit rating at least equal to the highest rating applicable to the Certificates), who agrees to pay amounts corresponding to amounts payable on the Leased Aircraft Notes in respect of the related Pre-Funding Period and the debt portion of the purchase price of the related Aircraft upon delivery thereof. Funds in any collateral account will be invested pursuant to the related collateral agreement or Indenture in U.S. government obligations or such other obligations as further described in the applicable Prospectus Supplement. Earnings on such investments will be retained in the collateral account pending distribution as contemplated below.

     Unless otherwise specified in a Prospectus Supplement, the Leased Aircraft Notes relating to a Delayed Lease Aircraft will be issued in an amount such that the net proceeds thereof, together with expected earnings on the

                                      31

investments in any collateral account and any additional collateral or together with a depositary arrangement, will be sufficient (i) to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Notes during the related scheduled Pre-Funding Period specified in such Prospectus Supplement and (ii) to finance a portion of the purchase price of such Delayed Lease Aircraft, as specified in such Prospectus Supplement. Subject to any mandatory prepayment contemplated below, on each date during any scheduled Pre-Funding Period for the scheduled payments of principal, if any, and interest on the related Leased Aircraft Notes, the Loan Trustee shall withdraw from the collateral account the amount necessary to make the scheduled payment then due or, in the case of a depositary arrangement, shall withdraw such amount from the deposit account.

Mandatory Prepayments During The Pre-Funding Period

     Unless otherwise specified in a Prospectus Supplement, to the extent that the Lease related to a Delayed Lease Aircraft has not commenced on or prior to the relevant date specified in the applicable Prospectus Supplement as the last date of the related permitted Pre-Funding Period either (i) the collateral account and, to the extent necessary, any additional collateral will be drawn upon or, in the case of a depositary arrangement, the deposit account will be drawn upon and the related Leased Aircraft Notes will be prepaid at a prepayment price equal to the aggregate principal amount of such Leased Aircraft Notes, together with accrued but unpaid interest thereon to the date designated for such prepayment specified in such Prospectus Supplement or (ii) US Airways will assume the Leased Aircraft Notes on a full recourse basis.

     With respect to any Delayed Lease Aircraft, the applicable Prospectus Supplement also will set forth (i) any mandatory prepayment of the related Leased Aircraft Notes, and the prepayment price therefor, upon the occurrence of any event of loss with respect to such Delayed Lease Aircraft during such Pre-Funding Period and (ii) any option US Airways may have to convert the leveraged lease financing for a Delayed Lease Aircraft into the type of financing available for Owned Aircraft.

Ranking of Equipment Notes

     Some of the Equipment Notes related to one or more Aircraft, as described in the related Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related Prospectus Supplement.

Payments and Limitation of Liability

     Each Leased Aircraft will be leased by the related Owner Trustee to US Airways for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes,

                                      32

unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments under each such Lease will be payable by US Airways and will be assigned by the related Owner Trustee under the applicable Indenture to the related Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by US Airways be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. US Airways' obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of US Airways.

     With respect to the Leased Aircraft Notes, except in certain circumstances involving US Airways' purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, US Airways. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees will be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from (i) the assets subject to the lien of the applicable Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by US Airways under the related Lease) or
(ii) if so provided in the related Prospectus Supplement, the applicable Liquidity Facility.

     With respect to the Leased Aircraft Notes, except as otherwise provided in the applicable Indenture, no Owner Trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any such Indenture or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

     US Airways' obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of US Airways.

                                      33

Defeasance of the Indentures and the Equipment Notes in Certain Circumstances

     Unless otherwise specified in the applicable Prospectus Supplement, the applicable Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, US Airways under the applicable Indenture will be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien will terminate.

Assumption of Obligations by US Airways

     Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by US Airways of any purchase options it may have under the related Lease prior to the end of the term of such Lease, US Airways may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will

                                      34

continue to be secured by such Aircraft. Such assumption may occur only if, among other things, US Airways has provided an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred.

Liquidity Facility

     The related Prospectus Supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series or distributions made by the Trustee of the related Trust will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

Intercreditor Issues

     Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same borrower and relate to the same Aircraft. In such event, the related Prospectus Supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

Owner Participant; Revisions to Agreements

     If specified in the applicable Prospectus Supplement, at the time Pass Through Certificates are issued, US Airways may still be seeking Owner Participants with respect to the trusts relating to certain of the Aircraft. US Airways will hold the beneficial interest under the Trust Agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft (which date may be up to 90 days after the scheduled delivery date of the Aircraft). US Airways will transfer to such Owner Participant on such date US Airways' beneficial interest under the Trust Agreement. Such prospective Owner Participants may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, the terms of such agreements will be required to (i) contain certain mandatory document terms and (ii) not vary certain mandatory

                                      35

economic terms. In addition, US Airways will be obligated (i) to certify to the Pass Through Trustee that any such modifications will not materially and adversely affect the Certificateholders and (ii) if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Pass Through Certificates.

          CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     Unless otherwise indicated in the applicable Prospectus Supplement, the following summary describes the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to US Airways ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed herein. Except as otherwise specified, the summary is addressed to the initial beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates, the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering thereof. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the

                                      36

imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Treatment of the Trusts and Certificateholders

     Each Trust will not itself be subject to U.S. federal income taxation. Each U.S. Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes and any other property held in the related Trust, in accordance with the U.S. Certificateholder's method of accounting. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended (the "Code"). Certain fees and expenses, including fees paid to the Trustee and the provider of the Liquidity Facility (if applicable), will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Effect of Subordination of Subordinated Certificateholders

     In the event that any Trust (such Trust being a "Subordinated Trust" and the related Certificates being "Subordinated Certificates") is subordinated in right of payment to any other Trust and the Subordinated Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of such Trust, the corresponding owners of beneficial interests in the

                                      37

Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Original Issue Discount

     The Equipment Notes may be issued with original issue discount ("OID"). The Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

Sale or Other Disposition of the Certificates

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%.

                                      38

Foreign Certificateholders

     Under present U.S. federal income tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of a Certificate), and subject to the discussion of backup withholding below:

          (a) payments of interest (including any OID) on a Certificate to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal income tax or withholding tax provided that (1) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an Owner Participant or US Airways, (2) such Non-U.S. Certificateholder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (ii) a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant or US Airways, and
(3) such interest payments are not effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Certificateholder; and

          (b) a Non-U.S. Certificateholder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange, retirement or other disposition of a Certificate, unless (1) such Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, retirement or other disposition and certain other requirements are met or (2) such gain is effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Certificateholder.

     The certification referred to above may be made on an IRS Form W-8 or substantially similar substitute form.

Information Reporting and Backup Withholding

     In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the Certificates, and to payments of the proceeds of certain sales of Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A 31% "backup withholding" tax may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, payments made on a Certificate and proceeds from the sale of a Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such information reporting

                                      39

requirements or backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

     The Treasury Department recently issued final Treasury Regulations (the "Final Regulations") governing backup withholding and information reporting requirements. The Final Regulations do not significantly alter the substantive withholding and information reporting requirements discussed herein; they unify current certification procedures and forms and clarify reliance standards. The Final Regulations will generally become effective for payments made after December 31, 1999.

                            ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                             PLAN OF DISTRIBUTION

     Certificates may be sold to one or more underwriters for public offering and sale by them or to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in an applicable Prospectus Supplement.

     The Certificates may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates,
including Certificates not listed on any securities exchange.   US Airways
does not intend to apply for listing of the Certificates on a national securities exchange. US Airways also may, from time to time, authorize underwriters acting as

                                      40

US Airways' agents to offer and sell the Certificates upon the terms and conditions as will be set forth in any Prospectus Supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from US Airways in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     If a dealer is used directly by US Airways in the sale of Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

     Certificates may be offered and sold through agents designated by US Airways from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named in, and any commissions payable by US Airways to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Offers to purchase Certificates may be solicited directly by US Airways and sales thereof may be made by US Airways directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of US Airways will solicit or receive a commission in connection with direct sales by US Airways of the Certificates, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

     Any underwriting compensation paid by US Airways to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with US Airways, to indemnification against and contribution toward certain civil liabilities,

                                      41

including liabilities under the Securities Act, and to reimbursement by US Airways for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, US Airways and its subsidiaries in the ordinary course of business.

     If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, US Airways will authorize dealers acting as US Airways' agents to solicit offers by certain institutions to purchase Certificates at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts will not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of US Airways. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by US Airways. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     If an underwriter or underwriters are utilized in the sale of any Certificates, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

     The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates will be passed upon for US Airways by Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates. Unless otherwise indicated in the applicable Prospectus Supplement, Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee.

                                      42

                                   EXPERTS

     The consolidated financial statements of US Airways, Inc. and its subsidiary as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 which are included in US Airways' Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              OTHER INFORMATION

Effects of Year 2000

     The Company is currently operating computer software applications and systems to support important business applications, including reservations, accounting and flight operations systems, that will not properly process dates on or after January 1, 2000 (commonly referred to as the "Year 2000" problem). In order to address this situation, the Company has implemented a plan that addresses the Company's information technology and non-information technology systems. The Company has two teams of full-time staff in place. One team is coordinating the conversion of the Company's information technology to systems managed by The Sabre Group ("TSG"), including the Year 2000 compliance for those systems, as further described below. A second team, headed by the Company's Chief Information Officer, is coordinating Year 2000 compliance efforts for non-information technology systems. This team has engaged the consulting arm of a big five public accounting firm to assist them in their efforts. This team is determining the level of the Company's Year 2000 compliance, and implementing such remedial measures as are necessary.

TSG Year 2000 Project

     The Company has a long-term information technology relationship with TSG pursuant to which it is converting many of its information technology systems to those operated by TSG. TSG has reported that a majority of its primary "host" systems (including systems for reservations, flight operations, and cargo) are already Year 2000 compliant. The conversion to TSG systems is being implemented only after the applicable TSG system is already Year 2000 compliant. The Company is working to establish Year 2000 testing procedures between its systems and TSG's systems. The balance of TSG's systems to which the Company will be converting are scheduled to be Year 2000 compliant no later than August 1, 1999. TSG is also remediating all non-Year 2000 compliant systems that are covered by the Company's relationship with TSG, but that are not being converted to a TSG system. These remediation efforts are scheduled to be completed by August 1, 1999.

                                      43

     TSG has also informed the Company that it is in the process of communicating with TSG's own third party vendors concerning the Year 2000 compliance of their products and services.

Company Year 2000 Project

     The Company operates computer software and systems that are not Year 2000 compliant, and that are not covered by the TSG relationship. This includes both information technology and non-information technology systems (such as fax machines, miscellaneous airport devices, and aircraft avionics).

     The Company has completed an inventory of items with possible Year 2000 problems. The Company has categorized these systems as either "vital," "critical," "important" or "discretionary," and has begun to implement a program to assess, remediate and test these systems based on this prioritization. The Company plans to complete the assessment of all non-discretionary systems by November 30, 1998. The Company plans to complete the remediation of all non-discretionary systems by June 30, 1999. The Company is also working with the Federal Aviation Administration ("FAA") to ensure full compliance with any FAA Year 2000 requirements.

     The Company has also commenced airport and facility reviews. This entails reviewing the Year 2000 compliance of the systems in those locations over which the Company has little or no control, such as certain flight information displays, elevators, security and other miscellaneous airport devices. The Company plans to complete these reviews by November 30, 1998. The Company is also participating in Year 2000 review efforts being coordinated on an industry-wide basis by the Airline Transport Association and the International Air Transport Association.

     The Company has identified and prioritized its supplier base, and is commencing formal contact with these vendors to determine their Year 2000 status, and any possible impact on the Company. The Company will track these responses and evaluate its long term relationship with these vendors based on the responses it receives.

Contingency Plans

     Although TSG has notified the Company that it believes that its Year 2000 compliance program is on schedule, there can be no assurance that the compliance program will be completed on a timely basis. Similarly, there can be no assurance that the Company's own computer software and systems, those of its suppliers, the airports at which the Company operates, or the air traffic control system managed by the FAA will be made Year 2000 compliant in a timely manner. Any such failures could have a material adverse effect on the business, financial position and results of operations of the Company.

                                      44

     The Company is establishing contingency plans in the event that any non-discretionary system is not Year 2000 compliant by the date required. These plans will entail reverting to an older and/or manual system until the applicable system can be remediated. In the event that the Company is required to implement a contingency plan, it believes that the result may be significant delays in operations and flight cancellations. In the event that such delays and flight cancellations occur, it is possible, depending on the extent of the delays and cancellations, that there could be a material adverse impact on the Company's results of operations and financial position.

     Aggregate expenses incurred by the Company to become Year 2000 compliant, apart from expenses related to the TSG relationship, have amounted to approximately $2.1 million. The Company expects to spend an additional $8 million, apart from the TSG relationship, in order to become fully Year 2000 compliant. These numbers are also exclusive of any replacement equipment that may become necessary and have not yet been identified. With respect to the cost of TSG's Year 2000 compliance program, the Company cannot completely quantify the costs for Year 2000 compliance on its information technology systems because such costs have been incorporated into the costs of the broader conversion plan to TSG systems. However, the Company anticipates incurring $24 million in expenses for TSG services which are related solely to Year 2000 compliance efforts on the systems, unrelated to the broader conversion plan. The Company expects to pay TSG $18 million for these services in 1998 and another $6 million in 1999. Overall, the Company believes that the cost of becoming Year 2000 compliant is not expected to have a material adverse effect on the business, financial position or results of operations of the Company.











                                      45

PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are:

Securities and Exchange Commission registration filing fee      $  295,000
Printing and engraving expenses                                    400,000*
Trustee fees and expenses                                           40,000*
Accounting fees and expenses                                       150,000*
Rating Agency fees                                                 500,000*
Legal fees and expenses                                            500,000*
                                                                 ---------
     Total                                                      $1,885,000*
                                                                 =========
   * Estimates.

Item 15.  Indemnification of Directors and Officers.

     The Company's Restated Certificate of Incorporation and By-laws provide that the Company will indemnify its directors, officers and employees, and will have the power to indemnify its other agents, to the full extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide on June 29, 1989). As of the date of the Prospectus, Section 145 of the GCL, forming a part of this Registration Statement, provides as follows:

     "(a) A corporation will have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation will have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court will deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination will be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee or such directors designated by majority vote or such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it will ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation will have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" will include employee benefit plans; references to "fines" will include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" will include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reason-ably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Company maintains directors' and officers' liability insurance.

ITEM 16.  EXHIBITS

     Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement, which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Arlington, State of Virginia, on September 28, 1998.


                                 US AIRWAYS, INC.



                                 By:/s/ Rakesh Gangwal
                                    ------------------
                                        Rakesh Gangwal, Chief Executive
                                        Officer (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on September 28, 1998.


By:/s/ Stephen M. Wolf
   -------------------
   Stephen M. Wolf, Chairman
   of the Board of Directors



By:/s/ Rakesh Gangwal
   ------------------
   Rakesh Gangwal, Director and
   Chief Executive Officer
      (Principal Executive Officer)


By:/s/ Terry L. Hall
   -----------------
   Terry L. Hall, Chief Financial
   Officer (Principal Financial
   Officer and Accounting Officer)


By:/s/       *
   ----------------------
   Mathias J. DeVito, Director

                                     6

By:/s/       *
   -------------------------
   George J. W. Goodman,
   Director


By:/s/       *
   -------------------
   John W. Harris, Director


By:/s/       *
   ----------------------------
   Edward A. Horrigan, Jr.,
   Director


By:/s/       *
   ----------------------
   Robert L. Johnson, Director


By:/s/       *
   ------------------
   Robert LeBuhn, Director


By:/s/       *
   ------------------------
   John G. Medlin, Jr., Director


By:/s/       *
   ----------------------
   Hanne M. Merriman, Director


By:/s/       *
   ---------------------
   Raymond W. Smith, Director


By:/s/       *
   ------------------
   Terry L. Hall, Attorney-In-Fact

*  Signed pursuant to power of attorney filed herewith.



                               EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------

    4.1    Form of Pass Through Trust Agreement
    4.2    Form of Pass Through Certificate (included as part of Exhibit 4.1)
    5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois)
   12.1    Statements re: computations of ratios
   23.1    Consent of KPMG Peat Marwick LLP
   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in its opinion filed as Exhibit 5.1)
   23.3    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
   24.1    Powers of Attorney
   25.1 Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of Trustee